As filed with the Securities and Exchange Commission on November 10, 2003
                                                    Registration No. 333-110369

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM S-8/A
			       AMENDMENT
                        REGISTRATION STATEMENT
                                UNDER
                    THE SECURITIES ACT OF 1933

                  DYNAMOTIVE ENERGY SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        British Columbia                                None
(State or Other Jurisdiction                        (I.R.S. Employer
of Incorporation or Organization)                  Identification No.)

        105-1700 West 75th Avenue, Vancouver, British Columbia, V6P 6G2
              (Address of Principal Executive Offices) (Zip Code)

          DynaMotive Energy Systems Corporation 1993 Stock Option Plan
                           (Full Title of the Plan)

                              James Acheson
                         Chief Operating Officer
                    DynaMotive Energy Systems Corporation
                  134 N. Van Ness Avenue, Los Angeles CA 90004
                     (Name and Address of agent for service)

                              (323) 460-4900
        (Telephone Number, including area code, of agent for service)



                   CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
| Title of |Amount to be |Proposed maximum| Proposed maximum | Amount of | |securities to|registered(1)| offering price |aggregated offering|registration|
|be registered|             |  per share(2)  |     price(2)      |     fee    |
-------------------------------------------------------------------------------
|Common Stock,|10,225,988   |     $0.50      |     $5,112,994    |   $413.64  |
|no par value |   shares    |                |                   |            |
-------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of DynaMotive Energy Systems Corporation Common Stock ("Common Stock") that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average high and low sales prices of the Common Stock as reported on the over-the-counter bulletin board market on November 7, 2003.

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the DynaMotive Energy Systems Corporation 1993 Stock Option Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 (File Nos. 333-69288) filed by the Registrant with the Securities and Exchange Commission on September 11, 2001 is hereby incorporated by reference.









This amendment is being filed for the sole purpose of correcting the proposed maximum aggregate offering amount on the first page of the Registration Statement which was inadvertedly misstated in the filing of the Form S-8 on November 10, 2003.




















                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing this amendment on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on November 19, 2003.




                                   DynaMotive Energy Systems Corporation

                                   By: R. Andrew Kingston
                                       ---------------------
                                       R. Andrew Kingston
                                       President and Chief Executive Officer